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Exhibit 5.1

December 2, 2010

Cowen Group, Inc.
599 Lexington Avenue
New York, New York 10022

Re:
Cowen Group, Inc.—Registration of Common Stock

Ladies and Gentlemen:

        We have acted as counsel to Cowen Group, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-170591) (the "Registration Statement") to be filed with the Securities and Exchange Commission on the date hereof, for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 17,085,860 shares of Class A common stock of the Company, par value $0.01 per share (the "Shares"), which are held by the selling stockholders named in the Registration Statement.

        We have examined copies of the Amended and Restated Certificate of Incorporation of the Company, as amended, and the Amended and Restated By-Laws of the Company, the Registration Statement, all resolutions adopted by the Company's Board of Directors, and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

        In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

        Based on the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that:

  1.
  The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

  2.
  The Shares have been duly authorized and validly issued and are fully paid and non-assessable.

Cowen Group, Inc.
December 2, 2010

        This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ WILLKIE FARR & GALLAGHER LLP

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  Exhibit 5.1